                                                                     EXHIBIT 2.1


================================================================================




                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                HEATILATOR INC.

                                      AND

                      HEAT-N-GLO FIREPLACE PRODUCTS, INC.,


                          DATED AS OF OCTOBER 2, 1996



================================================================================

                               TABLE OF CONTENTS

ARTICLE I  THE MERGER; EFFECTIVE TIME                                      2
     1.1  The Merger....................................................   2
     1.2  Effective Time................................................   2
     1.3  Articles of Incorporation.....................................   2
     1.4  By-Laws.......................................................   2
     1.5  Directors and Officers........................................   2
     1.6  Assistance in Consummation of the Merger......................   3

ARTICLE II  MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
SHARES IN THE MERGER....................................................   3
     2.1  Merger Consideration; Conversion or Cancellation
          of Shares in the Merger.......................................   3
     2.2  Adjustment to Merger Consideration............................   6
     2.3  Deliveries After Effective Time; Transfer Book................   6
     2.4  Merger Consideration Allocation...............................   6

ARTICLE III  CLOSING....................................................   7
     3.1  General.......................................................   7
     3.2  Documents to be Delivered by Heat-N-Glo.......................   7
     3.3  Documents to be Delivered by Heatilator.......................   8
     3.4  Other Documents to be Delivered...............................   9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..............................  10
     4.1  Representations and Warranties of Heat-N-Glo..................  10
          (a)  Organization and Standing; Power and Authority...........  10
          (b)  Capitalization...........................................  10
          (c)  Ownership of Shares......................................  11
          (d)  Articles and By-Laws.....................................  11
          (e)  Conflicts; Defaults......................................  11
          (f)  Assets; Title............................................  12
          (g)  Real Property Leases.....................................  12
          (h)  Contracts................................................  13
          (i)  Financial Statements.....................................  13
          (j)  Liabilities..............................................  14
          (k)  Accounts Receivable......................................  14
          (l)  Inventories..............................................  15
          (m)  Litigation...............................................  15
          (n)  Customers and Suppliers..................................  15
          (o)  Regulatory Compliance....................................  16
          (p)  Brokers, Finders and Agents..............................  16
          (q)  Intellectual Property....................................  16
          (r)  Permits..................................................  17
          (s)  Employee Relations; Collective Bargaining Agreements.....  17
          (t)  Employees and Employee Plans.............................  18
          (u)  Environmental Matters....................................  20
          (v)  Changes in Circumstances.................................  20
          (w)  Taxes....................................................  22
          (x)  Warranties; Warranty Costs...............................  23
          (y)  Insurance................................................  24
          (z)  Consents.................................................  24


          (aa)  Absence of Certain Commercial Practices.................  25
          (bb)  Bank Accounts...........................................  25
          (cc)  Books and Records.......................................  25
          (dd)  Pricing Practices.......................................  25
          (ee)  Copies of Documents.....................................  25
          (ff)  Backlog.................................................  26
          (gg)  Insider Interests.......................................  26
          (hh)  Disclosure..............................................  26
     4.2  Representations and Warranties of Heatilator..................  26
          (a)  Organization and Standing; Power and Authority...........  26
          (b)  Capitalization...........................................  27
          (c)  Articles and By-Laws.....................................  27
          (d)  Conflicts; Defaults......................................  27
          (e)  Compliance with other Instruments, etc. .................  27
          (f)  Financial Statements.....................................  27
          (g)  Litigation...............................................  28
          (h)  Absence of Certain Changes or Events.....................  28
          (i)  Brokers, Finders and Agents..............................  29
          (j)  Consents.................................................  29

ARTICLE V  CONDITIONS...................................................  29
     5.1  Conditions to the Obligations of Heatilator...................  29
          (a)  Representations and Warranties...........................  29
          (b)  Covenants................................................  29
          (c)  Material Adverse Change..................................  29
          (d)  Consents.................................................  29
          (e)  No Proceeding or Litigation..............................  29
          (f)  Other Assets and Stock...................................  30
          (g)  Certificate of Heat-N-Glo................................  30
          (h)  Documents................................................  30
          (i)  Approval by Heat-N-Glo Stockholders......................  30
     5.2  Conditions to the Obligations of Heat-N-Glo...................  30
          (a)  Representations and Warranties...........................  30
          (b)  Covenants................................................  30
          (c)  Consents.................................................  30
          (d)  Certificate of Heatilator................................  30
          (e)  Documents................................................  31

ARTICLE VI  COVENANTS...................................................  31
     6.1  Conduct of Business...........................................  31
          (a)  Issuance of Securities...................................  31
          (b)  Redemption or Purchase of Securities.....................  31
          (c)  Reclassification and Distributions.......................  31
          (d)  Liquidation, Merger, Etc. ...............................  31
          (e)  Corporate Structure......................................  32
          (f)  Obligations for Borrowed Money...........................  32
          (g)  Employee Matters.........................................  32
          (h)  Sale of Assets...........................................  32
          (i)  Commitments..............................................  32
          (j)  Capital Commitments......................................  32
          (k)  Encumbrances.............................................  32
          (l)  Insurance................................................  32
          (m)  Litigation...............................................  33


           (n)  Representations and Warranties..........................  33
           (o)  Commitments.............................................  33
     6.2   Disclosure Supplements.......................................  33
     6.3   Regulatory Approvals.........................................  33
     6.4   Closing......................................................  33
     6.5   Confidentiality..............................................  34
     6.6   No Shopping..................................................  34
     6.7   Expenses.....................................................  34
     6.8   Press Releases and Disclosure................................  34
     6.9   Access; Information..........................................  35
     6.10  Tax Returns..................................................  35
     6.11  Stockholders' Vote...........................................  36
     6.12  Equity and Pension Plans.....................................  36
           (a)  Equity Plans............................................  36
           (b)  401(k) Plan.............................................  36
           (c)  Defined Benefit Plan and ESOP...........................  36

ARTICLE VII  TERMINATION................................................  37
      7.1  Equity and Pension Plans.....................................  37
           (a)  Mutual Consent..........................................  37
           (b)  Closing Date............................................  37
           (c)  Heat-N-Glo Misrepresentation or Breach..................  37
           (d)  Heatilator Misrepresentation or Breach..................  37
           (e)  Court Order.............................................  37
           (f)  Material Adverse Change.................................  37
           (g)  Heatilator's Conditions.................................  37
           (h)  Heat-N-Glo's Conditions.................................  37
     7.2   Effect of Termination........................................  38

ARTICLE VIII   MISCELLANEOUS AND GENERAL................................  38
     8.1   Amendments...................................................  38
     8.2   Entire Agreement.............................................  38
     8.3   Governing Law................................................  38
     8.4   Notices......................................................  38
     8.5   Counterparts.................................................  39
     8.6   Assignment...................................................  39
     8.7   Waivers......................................................  39
     8.8   Third Parties................................................  40
     8.9   Schedules and Exhibits.......................................  40
     8.10  Headings.....................................................  40
     8.11  Certain Definitions..........................................  40
     8.12  Gender and Number............................................  40
     8.13  No Other Representations and Warranties......................  40

                            SCHEDULES AND EXHIBITS


Schedules
---------

Schedule 4.1        Exceptions to Heat-N-Glo Representations and
                    Warranties

Schedule 4.2        Exceptions to Heatilator Representations and
                    Warranties


Exhibits
--------

Exhibit 2.1(a)(i)   Form of Short-Term Note

Exhibit 2.1(a)(ii)  Form of Long-Term Note

Exhibit 2.1(a)(iii) Form of Convertible Debenture

Exhibit 2.1(b)      Class A Merger Consideration

Exhibit 2.1(d)      Class B Merger Consideration

Exhibit 3.2(b)      Items to be Covered in Opinion of Counsel to Heat-N-Glo

Exhibit 3.3(c)      Items to be Covered in Opinion of Counsel to Heatilator

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 2, 1996, by and between HEATILATOR INC., an Iowa corporation ("Heatilator"), and HEAT-N-GLO FIREPLACE PRODUCTS, INC., a Minnesota corporation ("Heat-N-Glo").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Heat-N-Glo and Precision Gas Technologies of Canada, Inc., an Alberta (Canada) corporation ("PGT"), collectively carry on the business of manufacturing and distributing gas and woodburning fireplaces and fireplace products (the "Business");

     WHEREAS, Gas Fire Development, Inc., a Minnesota corporation ("GFD"), is the assignee of royalties resulting from the licensing of certain patent rights to Heat-N-Glo for certain products manufactured and sold in connection with the Business, as well as the licensing of said patent rights to third parties;

     WHEREAS, Ronald J. Shimek, Daniel C. Shimek, Gerald T. Shimek, Steven G. Shimek, Patricia J. Shimek, Kay N. Shimek, Ann Shimek and Lee Shimek (individually each a "Primary Stockholder" and collectively the "Primary Stockholders"), and the other persons on the signature page to the Securityholders' Agreement (as hereinafter defined) (such other persons individually each an "Additional Stockholder" and collectively the "Additional Stockholders"; the Primary Stockholders and the Additional Stockholders are sometimes collectively referred to as the "Stockholders") collectively own all of the issued and outstanding capital stock of Heat-N-Glo;

     WHEREAS, certain Primary Stockholders collectively own 70% of the issued and outstanding capital stock of PGT, and two of the Primary Stockholders collectively own 90% of the issued and outstanding capital stock of GFD;

     WHEREAS, certain Primary Stockholders also own certain other assets used in the Business;

     WHEREAS, the Boards of Directors of Heatilator and Heat-N-Glo have deemed it advisable and in the best interests of the respective stockholders of such corporations that Heat-N-Glo be merged with and into Heatilator;

     WHEREAS, the parties hereto desire to provide for the merger of Heat-N-Glo with and into Heatilator, the sale by certain Primary Stockholders of all the shares of capital stock of PGT owned by them, and the sale by certain Primary Stockholders to

Heatilator and/or a wholly-owned subsidiary of Heatilator of all the shares of capital stock of GFD owned by them; and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with such transactions;

     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          THE MERGER; EFFECTIVE TIME
                          --------------------------

     1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Iowa Business Corporation Act and the Minnesota Business Corporation Act, at the Effective Time, Heat-N-Glo shall be merged with and into Heatilator (the "Merger"). Following the Merger, the separate existence of Heat-N-Glo shall cease, and Heatilator as the surviving corporation in the Merger (the "Surviving Corporation") shall continue its corporate existence under the Iowa Business Corporation Act and shall succeed to all rights, assets, liabilities and obligations of Heat-N-Glo.

     1.2 Effective Time. Subject to the terms and conditions contained herein, at the Closing, the parties will cause appropriate Articles of Merger (the "Articles of Merger") and related documents, in such form or forms as may be required by, and executed in duplicate in accordance with, applicable law, to be filed with the Secretary of State of the State of Iowa and the Secretary of State of the State of Minnesota. The Merger shall become effective at the date and time (the "Effective Time") that the Articles of Merger shall have been accepted for filing by the Secretary of State of the State of Iowa and the Secretary of State of the State of Minnesota.

     1.3 Articles of Incorporation. The Articles of Incorporation of Heatilator, as in effect immediately prior to the Effective Time, shall be and remain the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable law.

     1.4 By-Laws. The By-Laws of Heatilator, as in effect immediately prior to the Effective Time, shall be and remain the By-Laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

     1.5 Directors and Officers. The directors and officers of Heatilator at the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws; provided, however, that the Surviving Corporation shall take such action as shall be necessary so that, at or promptly after the Effective Time, the following persons shall be appointed to the respective offices of the Surviving Corporation set forth opposite their names below, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-
Laws:

          Daniel Shimek                     President
          Ronald Shimek                     President of Heat-N-Glo Division
          Stanley Askren                    President of Heatilator Division
          Gerald Shimek                     Vice President of Administration
          Steven Shimek                     Vice President of Sales of Heat-
                                             N-Glo Division
          Brad Determan                     Vice President of Operations of
                                             Heat-N-Glo Division
          David Stuebe                      Treasurer
          A. Mosby Harvey, Jr.              Secretary
          George Ferris                     Assistant Treasurer

     1.6 Assistance in Consummation of the Merger. Heatilator and Heat-N-Glo shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement.

                                  ARTICLE II

                      MERGER CONSIDERATION; CONVERSION OR
                     CANCELLATION OF SHARES IN THE MERGER
                     ------------------------------------

     2.1 Merger Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Class A Common Stock, par value $1.00 per share, of Heat-N-Glo (the "HNG Class A Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an allocable portion of the Class A Merger Consideration (as hereinafter defined) having an aggregate principal amount of $37,815. For purposes of this Agreement, the "Class A Merger Consideration" shall mean the total consideration to be delivered by Heatilator in respect of the HNG Class A Shares, consisting of (i) a $11,726,000 undivided interest (the "Class A Interest in the Short-Term Note") in a $58,630,000 principal amount non-interest bearing promissory note of Heatilator, due and payable on the first business day after the Effective Time, in the form of Exhibit 2.1(a)(i) attached hereto (the "Short-Term Note"),
(ii) a $1,000,000 undivided interest (the "Class A Interest in the Long-Term Note") in a $5,000,000 principal amount five-year promissory note of Heatilator bearing interest at the rate of 7% per annum payable annually, with the principal amount to be paid in two equal installments due at the fourth year anniversary and on maturity, respectively, in the form of Exhibit 2.1(a)(ii) attached hereto (the "Long-Term Note"), and (iii) $2,400,000 in aggregate principal amount of 7% Convertible Debentures of Heatilator, due and payable three years after the Effective Time, bearing interest at the rate of 7% per annum compounded annually and payable annually, convertible prior to maturity into shares of common stock of Heatilator in the amount and manner specified therein, in the form of Exhibit 2.1(a)(iii) attached hereto (the "Class A Convertible Debentures").

          (b) Each holder of an HNG Class A Share shall be entitled to elect to receive his or her allocable portion of the Class A Merger Consideration in an undivided interest in the Class A Interest in the Short-Term Note, an undivided interest in the Class A Interest in the Long-Term Note, Class A Convertible Debentures or any combination thereof so long as the aggregate principal amount of the consideration received by such holder in respect of such HNG Class A Share is equal to $37,815; provided, however, that such election shall be subject to adjustment by Heatilator, in its sole discretion, as necessary to accommodate the collective elections of the holders of HNG Class A Shares. The election of each holder of HNG Class A Shares with respect to the composition of his or her allocable portion of the Class A Merger Consideration is set forth on
Exhibit 2.1(b).

          (c) Each share of Class B Common Stock, par value $1.00 per share, of Heat-N-Glo ("the "HNG Class B Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an allocable portion of the Class B Merger Consideration (as hereinafter defined) having an aggregate principal amount of $37,815. For purposes of this Agreement, the "Class B Merger Consideration" shall mean the total consideration to be delivered by Heatilator in respect of the HNG Class B Shares, consisting of (i) a $46,904,000 undivided interest in the Short-Term Note (the "Class B Interest in the Short-Term Note"), (ii) a $4,000,000 undivided interest in the Long-Term Note (the "Class B Interest in the Long-Term Note"), and (iii) $9,600,000 in aggregate principal amount of 7% Convertible Debentures of Heatilator, due and payable three years after the Effective Time, bearing interest at the rate of 7% per annum compounded annually and payable annually, convertible prior to maturity into shares of common stock of Heatilator in the amount and manner specified therein, in the form of Exhibit 2.1(a)(iii) attached hereto (the "Class B Convertible Debentures").

          (d) Each holder of an HNG Class B Share shall be entitled to elect to receive his or her allocable portion of the Class B Merger Consideration in an undivided interest in the Class B Interest in the Short-Term Note, an undivided interest in the Class B Interest in the Long-Term Note, Class B Convertible Debentures or any combination thereof so long as the aggregate principal amount of the consideration received by such holder in respect of such HNG Class B Share is equal to $37,815; provided, however, that such election shall be subject to adjustment by Heatilator, in its sole discretion, as necessary to accommodate the collective elections of the holders of HNG Class B Shares. The election of each holder of HNG Class B Shares with respect to the composition of his or her allocable portion of the Class B Merger Consideration is set forth on
Exhibit 2.1(d).

          (e) At the Effective Time, all HNG Class A Shares and all HNG Class B Shares (collectively, the "HNG Shares") to be converted pursuant to this Section
2.1 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such HNG Shares shall thereafter cease to have any rights with respect to such HNG Shares, except the right to receive for each of the HNG Shares, upon the surrender of such certificate in accordance with Section 2.3, the allocable portion of the Class A Merger Consideration specified in Section 2.1(b) or the allocable portion of the Class B Merger Consideration specified in Section 2.1(d), as the case may be. The Class A Merger Consideration and the Class B Merger Consideration (collectively, the "Merger Consideration") shall be subject to adjustment as described in Section 2.2 below.

          (f) HNG Shares, if any, held by Heat-N-Glo as treasury stock immediately prior to the Effective Time shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

          (g) Each Heatilator Share issued and outstanding immediately prior to the Effective Time shall continue to be one share of Common Stock of the Surviving Corporation, with the same rights, powers and privileges as such Heatilator Share had immediately prior to the Effective Time.

     2.2  Adjustment to Merger Consideration.   After the Effective Time, the
Merger Consideration shall be subject to the adjustment set forth in Article II of the Securityholders' Agreement (as hereinafter defined).

     2.3 Deliveries After Effective Time; Transfer Book. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing HNG Shares shall be entitled, upon surrender of such certificate or certificates to Heatilator, to receive therefor in accordance with Section 2.1 the aggregate amount of the Merger Consideration payable to such holder. Notwithstanding the foregoing, the Class A Convertible

Debentures and the Class B Convertible Debentures (collectively, the "Convertible Debentures") shall not be issued and delivered to any Stockholder until Heatilator has filed any notices which it deems appropriate under applicable state "blue sky" laws, and any applicable waiting period for effectiveness of the notice has passed; provided, however, that Heatilator agrees to promptly make any such filings after the Effective Time. Until so surrendered, each such outstanding certificate which prior to the Effective Time represented HNG Shares shall be deemed for all corporate purposes (subject to the further provisions of this Section 2.3) to evidence ownership of the right to receive an allocable portion of the Merger Consideration into which such HNG Shares shall have been so converted, determined in accordance with Section 2.1. After the Effective Time, there shall be no further registry of transfers on the records of the Surviving Corporation of the HNG Shares and, if certificates representing such HNG Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the appropriate share of the Merger Consideration as herein provided. No interest shall accrue or be paid on the Merger Consideration payable to the Stockholders, except for interest on the Long-Term Note and the Convertible Debentures as provided for therein.

     2.4 Merger Consideration Allocation. The parties agree that for all Tax (as hereinafter defined) purposes, the Merger will be treated as a taxable sale by Heat-N-Glo of all of its assets and business to Heatilator immediately followed by the deemed liquidation of Heat-N-Glo. The sum of (i) the Merger Consideration, which for this purpose shall be equal to the principal amount of the Short-Term Note, the principal amount of the Long-Term Note, and the aggregate principal amount of the Convertible Debentures, plus (ii) the liabilities of Heat-N-Glo assumed by the Surviving Corporation by reason of the Merger represent the amount agreed upon by the parties to be the aggregate consideration paid for the assets of Heat-N-Glo, and shall be allocated among the assets of Heat-N-Glo in accordance with a schedule (the "Allocation Schedule") to be agreed after the Closing Date by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., the accountants for Heat-N-Glo the Primary Stockholders, and Arthur Andersen LLP, the accountants for Heatilator and the Surviving Corporation. Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. shall prepare and deliver the Allocation Schedule to Arthur Andersen LLP for its review and approval within 60 days after the Closing Date, and Arthur Andersen LLP shall propose any adjustment thereto within 30 days of its receipt of the Allocation Schedule. The Allocation Schedule shall comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. If the adjustment to the Merger Consideration as provided in Section 2.2 has not been determined at the time the Allocation Schedule is agreed, any such adjustment shall be reflected as an adjustment to the amount allocated to intangibles as set forth on the Allocation Schedule. Each of the parties shall report the Merger, including, without limitation, in all federal, state, local, foreign and other Tax Returns (as hereinafter defined) prepared and filed by or for any of Heat-N-Glo or Heatilator, in accordance with the allocation described in the Allocation Schedule. Heatilator shall prepare and file asset acquisition statements on Form 8594 reflecting such allocation with its federal income Tax Return for the taxable year that includes the Closing Date and, pursuant to Section 6.10, the Primary Stockholders shall file Form 8594 with the federal income Tax Return of Heat-N-Glo for the taxable year that ends on the Closing Date.

                                  ARTICLE III

                                    CLOSING
                                    -------

     3.1 General. As used in this Agreement, the "Closing" shall mean the time at which the Merger is consummated by the filing of the Articles of Merger as contemplated herein following the execution and delivery by Heat-N-Glo of the documents and instruments referred to in Sections 3.2 and 3.4 against delivery by Heatilator of the documents and instruments referred to in Sections 3.3 and
3.4. The Closing shall take place at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Suite 3500, Chicago, Illinois 60601-1692 at 10:00 A.M. on the later to occur of (a) the date hereof or (b) such other time and place or such other day as shall be mutually agreed upon in writing by the parties to this Agreement (the "Closing Date").

     3.2 Documents to be Delivered by Heat-N-Glo. At the Closing, Heat-N-Glo shall deliver to Heatilator:

          (a) Copies of (i) the resolutions of the Board of Directors and the stockholders of Heat-N-Glo authorizing and approving this Agreement and the Merger and all other transactions and agreements contemplated hereby, (ii) Heat-N-Glo's Articles of Incorporation, certified by the Secretary of State of Minnesota, and (iii) Heat-N-Glo's By-Laws, each certified by the Secretary or an Assistant Secretary of Heat-N-Glo to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

          (b) An opinion, dated as of the Closing Date, of Lommen, Nelson, Cole & Stageberg, P.A., counsel to Heat-N-Glo, addressed to Heatilator with respect to the matters described in Exhibit 3.2(b);

          (c) A good standing certificate for Heat-N-Glo from the Secretary of State of the State of Minnesota, dated not more than ten days prior to the Closing;

          (d) Copies of all Consents designated on Schedule 4.1(z) as material Consents;

          (e)  An incumbency certificate of the officers of Heat-N-Glo;

          (f) Releases, including, without limitation, termination statements under the Uniform Commercial Code of any financing statements filed against any assets of Heat-N-Glo, evidencing discharge, removal and termination of all Liens (as hereinafter defined) to which such assets are subject, other than those Permitted Liens identified on Schedule 4.1(f) as Continuing Permitted Liens, which releases shall be effective at or prior to the Closing;

          (g) The corporate minute books, stock transfer book and corporate seal of Heat-N-Glo;

          (h) A Securityholders' Agreement among Heatilator, HON INDUSTRIES Inc., an Iowa corporation ("HON") and each of the Stockholders, in form and substance satisfactory to Heatilator and Heat-N-Glo (the "Securityholders' Agreement"), duly executed by each Stockholder;

          (i) Evidence of the termination of the plans referred to in Section 6.12(a) hereof, and releases executed by each of the employees subject to such plans, in form and substance reasonably satisfactory to Heatilator; and

          (j) Such other documents necessary or appropriate for the consummation of the transactions contemplated hereby as Heatilator may reasonably request.

     3.3 Documents to be Delivered by Heatilator. At the Closing, Heatilator shall deliver to Heat-N-Glo:

          (a) A copy of the resolutions of the Board of Directors of HON authorizing and approving the transactions contemplated by this Agreement, all certified by the Secretary or an Assistant Secretary of HON to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

          (b) A copy of (i) the resolutions of the Board of Directors and sole stockholder of Heatilator authorizing and approving the Merger and this Agreement and all other transactions and agreements contemplated hereby, (ii) Heatilator's Articles of Incorporation, certified by the Secretary of State of Iowa, and (iii) Heatilator's By-Laws, each certified by the Secretary or an Assistant Secretary of Heatilator to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

          (c) An opinion, dated the Closing Date, of counsel to Heatilator, addressed to Heat-N-Glo, with respect to the matters described in Exhibit 3.3(c);

          (d) A good standing certificate for Heatilator from the Secretary of State of the State of Iowa, dated not more than ten days prior to the Closing;

          (e)  An incumbency certificate of the officers of Heatilator;

          (f)  The Securityholders' Agreement, duly executed by Heatilator and
HON;

          (g) A guaranty by HON of the payment obligations of Heatilator under the Convertible Debentures and the Long-Term Note, in form and substance satisfactory to Heat-N-Glo; and

          (h) Such other documents necessary or appropriate for the consummation of the transactions contemplated hereby as Heat-N-Glo may reasonably request.

     3.4  Other Documents to be Delivered.  At the Closing:

          (a) Heatilator shall execute and deliver, and Heat-N-Glo shall cause Ronald Shimek, Daniel Shimek, Steven Shimek, Gerald Shimek and Brad Determan to execute and deliver, Employment and Non-Competition Agreements in form and substance satisfactory to Heatilator and Heat-N-Glo, providing for three-year employment terms, except for Ronald Shimek, Gerald Shimek and Steven Shimek for whom the employment terms shall be two years;

          (b) Heatilator shall execute and deliver, and Heat-N-Glo shall cause certain Primary Stockholders to execute and deliver, a Stock Purchase Agreement evidencing the transfer of all shares of capital stock of PGT owned by such Primary Stockholders to Heatilator or a wholly-owned subsidiary of Heatilator, in form and substance satisfactory to Heatilator and Heat-N-Glo (the "Stock Purchase Agreement");

          (c) Heatilator shall execute and deliver, and Heat-N-Glo shall cause certain Primary Stockholders to execute and deliver, a Stock Purchase Agreement evidencing the transfer of all shares of capital stock of GFD owned by such Primary Stockholders to Heatilator, in form and substance satisfactory to Heatilator and Heat-N-Glo (the "GFD Agreement").

          (d) Heat-N-Glo shall deliver one or more agreements or instruments, in form and substance satisfactory to Heatilator, evidencing the transfer by certain Primary Stockholders to Heat-N-Glo of all of the patents and trademarks, and registrations and applications therefor, as well as any other intellectual property rights (including, without limitation, rights under licenses) owned by such Primary Stockholders or any of their Affiliates and relating to the Business (collectively, the "IP Transfer Agreement" and, collectively with this Agreement, the Stock Purchase Agreement, the GFD Agreement and the Securityholders'

Agreement, and any other agreements, instruments or documents being executed in connection therewith, the "Transaction Documents");

          (e) Each of Heatilator and R&D Partnership, an Affiliate of Heat-N-Glo, shall enter into an agreement relating to the amendment of certain leases between R&D Partnership and Heat-N-Glo, in form and substance satisfactory to Heatilator (the "Lease Amendment"); and

          (f) Heatilator and Heat-N-Glo shall execute and deliver Articles of Merger, in form appropriate for filing with the Secretary of State of Iowa and the Secretary of State of Minnesota.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.1 Representations and Warranties of Heat-N-Glo. Heat-N-Glo hereby represents and warrants to Heatilator that:

          (a) Organization and Standing; Power and Authority. Heat-N-Glo is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has full corporate power and authority to operate the Business, to own or lease its assets, to carry on the Business as now being conducted, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Except as set forth on Schedule 4.1(a), Heat-N-Glo is the only enterprise which owns, leases or uses assets related to the Business. Heat-N-Glo has no subsidiary corporations and owns no interest, direct or indirect, in any other business enterprise, firm or corporation. The Business is the only business carried on by Heat-N-Glo. Heat-N-Glo is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of the Business requires such qualification. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Heat-N-Glo in connection herewith have been, or upon execution thereof will be, duly executed and delivered by Heat-N-Glo, as the case may be. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the Board of Directors of Heat-N-Glo by a unanimous vote in accordance with applicable Law, and constitute the valid and binding obligations of Heat-N-Glo, enforceable in accordance with their respective terms.

          (b) Capitalization. The authorized capital stock of Heat-N-Glo consists of 5,000 shares of HNG Class A Shares, of which 400 shares are presently issued and outstanding and 20,000 shares of HNG Class B Shares, of which 1,600 shares are presently issued and outstanding. The issued and outstanding HNG Shares have been validly issued and are fully paid and nonassessable. The HNG Class A Shares and HNG Class B Shares have identical rights to distribution and liquidation proceeds of Heat-N-Glo. The HNG Class B Shares have no voting rights with respect to the Merger. Except as set forth on Schedule 4.1(b), there are no outstanding obligations, options, warrants, preemptive rights or other agreements or commitments (whether oral or written) to which Heat-N-Glo is a party, or by which Heat-N-Glo is otherwise bound, or to which any of the Stockholders is a party or by which they are otherwise bound, providing for the issuance of any additional shares of capital stock of Heat-N-Glo, the repurchase of shares of capital stock of Heat-N-Glo or otherwise relating to capital stock of Heat-N-Glo.

          (c) Ownership of Shares. The HNG Shares are owned beneficially and of record by the persons listed in Schedule 4.1(c), in each case with valid marketable title thereto, free and clear of all Liens (as hereinafter defined). Each stockholder listed in Schedule 4.1(c) has the full legal right and power, and all authorization and approval, if any, required by Law to cause such HNG Shares to be converted into the Merger Consideration at the Effective Time.

          (d) Articles and By-Laws. The copy of the Articles of Incorporation of Heat-N-Glo, certified by the Secretary of State of the State of Minnesota, and the By-Laws of Heat-N-Glo, furnished to Heatilator are true, correct and complete.

          (e) Conflicts; Defaults. Except as set forth on Schedule 4.1(e), neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Heat-N-Glo, nor the performance by Heat-N-Glo of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of Heat-N-Glo's Articles of Incorporation or Heat-N-Glo's By-Laws, or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, or any order, judgment or decree, relating to the Business or the assets of Heat-N-Glo, or by which Heat-N-Glo or any of its assets are bound, (ii) result in the creation or imposition of any Liens (as hereinafter defined) in favor of any other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority (as hereinafter defined) (collectively, "Person") upon any assets of Heat-N-Glo,
(iii) violate any law, statute, judgment, decree, order, code, ordinance, rule or regulation (collectively, "Laws") of any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities"), (iv) constitute an event which, after notice or lapse of time or otherwise would result in such violation, conflict, default, acceleration, or creation or imposition of Liens (as hereinafter defined), or (v) constitute an event which, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of Heat-N-Glo's assets or any of the HNG Shares. No consent, novation, approval, filing or authorization will be required to be obtained or satisfied for the continued performance by Heatilator following the Closing of any Contract (as hereinafter defined). Heat-N-Glo is not in violation of or in default under its Articles of Incorporation or By-Laws, or any provision of any contract, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, or any order, judgment or decree, relating to the Business or the assets of Heat-N-Glo, or by which Heat-N-Glo or any of its assets is bound, or in the payment of any of Heat-N-Glo's monetary obligations or debts and, to the knowledge of Heat-N-Glo, there exists no condition or event which, after notice or lapse of time or both would result in any such violation or default.

          (f) Assets; Title. Heat-N-Glo owns, or has the right to use, all tangible assets, properties, rights and interests reasonably necessary to conduct the Business in substantially the same manner as conducted by Heat-N-Glo prior to the date of this Agreement. All of the tangible assets necessary for the operation of the Business (including, without limitation, the tangible assets reflected on the Balance Sheet) are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are put in the Business. None of such assets has any defects or is in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not material in nature or cost. Heat-N-Glo has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, all of its assets free and clear of all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions or encumbrances whatsoever (collectively, "Liens"), except for Liens listed on Schedule 4.1(f) (the "Permitted Liens").

          (g) Real Property Leases. Schedule 4.1(g) contains a true, correct and complete list of all instruments and agreements creating any interest or right in real property leased by Heat-N-Glo. Each such instrument and agreement is in full force and effect and is a legal, binding and enforceable obligation of the parties thereto and, to the knowledge of Heat-N-Glo, no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute a default or breach thereunder. Heat-N-Glo currently has the right to quiet enjoyment of all real property listed on such Schedule. There has been no disturbance of or challenge to Heat-N-Glo's quiet possession under each such lease, and to Heat-N-Glo's knowledge no leasehold or other interest of Heat-N-Glo in such real property is subject to or subordinate to any Liens except

Permitted Liens. All buildings, structures, fixtures and appurtenances comprising part of the real properties leased by Heat-N-Glo are in good operating condition and repair, normal wear and tear excepted. Heat-N-Glo does not own, or have any rights or obligations to acquire, any real property.

          (h) Contracts. Schedule 4.1(h) attached hereto contains a complete list or description of (i) each license, contract, agreement, commitment and undertaking (whether written or oral) (A) to which Heat-N-Glo is a party which involves aggregate future payments in excess of $25,000 (other than purchase orders involving aggregate future payments of less than $50,000), or which extends for a term of more than six months and cannot be cancelled by Heat-N-Glo without further payment or penalty, or (B) with any distributors, manufacturers' representatives or sales representatives used or retained in connection with the Business, or pursuant to which Heat-N-Glo sells or distributes its products,
(ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of Heat-N-Glo to which Heat-N-Glo is a party, (iii) any conditional sale or other title retention agreement or lease purchase agreement involving (in the aggregate) amounts in excess of $25,000 to which Heat-N-Glo is a party, (iv) any power of attorney given by Heat-N-Glo to any Person, (v) any non-competition, restrictive covenant or other agreement that restricts Heat-N-Glo from conducting the Business anywhere in the world, (vi) each contract, agreement, commitment or undertaking presently in effect, whether or not fully performed, between Heat-N-Glo and any current or former officer, director, consultant or other employee retained or employed by Heat-N-Glo, or any current or former stockholder of Heat-N-Glo, and (vii) any other contract, agreement, commitment or undertaking which is material to the condition, (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Heat-N-Glo (the items described in clauses (i) through (vii) being herein collectively referred to as the "Contracts"). Heat-N-Glo has performed all obligations required to be performed by it to date under the Contracts, and neither Heat-N-Glo nor any other party to any Contract has breached or improperly terminated any Contract or is in default under any Contract by which it is bound and there exists no condition or event which after notice or lapse of time or both would constitute any such breach, termination or default. Each of the Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against Heat-N-Glo and the other parties thereto.

          (i) Financial Statements. Heat-N-Glo has heretofore delivered to Heatilator (i) the audited Balance Sheet of Heat-N-Glo (the "Balance Sheet") as of December 31, 1995 (the "Balance Sheet Date"), the audited Balance Sheets of Heat-N-Glo as of December 31, 1994 and December 31, 1993, and the audited Statements of Income, Statements of Stockholders' Equity and

Statements of Cash Flows of Heat-N-Glo for the twelve months ended December 31, 1995, December 31, 1994 and December 31, 1993, each as certified by Schechter Dokken Kanter Andrews & Selcer Ltd. (collectively, the "Audited Financial Statements") and (ii) the unaudited Balance Sheet of Heat-N-Glo as of August 31, 1996 and the unaudited Statement of Income of Heat-N-Glo for the eight months ended August 31, 1996 (the "Interim Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements"). Each of the Financial Statements is true, complete and correct, was prepared from the books and records kept by Heat-N-Glo, and fairly presents the financial position of Heat-N-Glo as of such dates, and the results of operations of Heat-N-Glo and Heat-N-Glo's cash flows for the periods then ended in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied and in accordance with the related internal accounting practices and policies of Heat-N-Glo disclosed in the Financial Statements or in Schedule 4.1(i), except that the Interim Financial Statements (x) do not contain normal year-end adjustments required by GAAP and (y) omit footnote disclosures required by GAAP.

          (j) Liabilities. Heat-N-Glo has no liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, and whether known or unknown, including, without limitation, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable conditions or occurrences, except for those (i) reflected or reserved on the Balance Sheet, or (ii) liabilities incurred or accrued since the Balance Sheet Date in the ordinary and normal course of the Business, which transactions are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, and (iii) set forth on
Schedule 4.1(j) attached hereto, and there exists no event or circumstance which, after notice or lapse of time or both, might create any other obligations or liabilities of Heat-N-Glo. Heat-N-Glo has not experienced or suffered undue delay in its payment of its liabilities and obligations to its trade creditors (including suppliers) or trade debt.

          (k) Accounts Receivable. Except for accounts receivable with respect to which applicable reserves are set forth on the Financial Statements, all accounts receivable of Heat-N-Glo represent sales actually made in the ordinary and normal course of business, and are current and collectible in full. To the best of Heat-N-Glo's knowledge, other than as provided for in reserves as contemplated above, there are no counterclaims or setoffs against (or any basis therefor), or any other matter or condition likely to interfere with full and timely collection of, any such outstanding accounts receivable. Schedule 4.1(k) attached hereto sets forth an aged listing by customer of the accounts receivable of Heat-N-Glo that are outstanding as of August 31, 1996.

          (l) Inventories. All of Heat-N-Glo's inventories are of a quality and quantities usable or salable in the ordinary and normal course of business, and there are no damaged or obsolete items or items of below standard quality included therein. The value at which Heat-N-Glo's inventories are carried on the Balance Sheet reflects the lower of cost or market value on a last-in, first out basis and reflects writeoffs or writedowns for damaged or obsolete items, or items of below standard quality, in accordance with the historical inventory policy and practices of Heat-N-Glo, a complete and accurate description of which is included in the description of Heat-N-Glo's accounting practices set forth in
Schedule 4.1(i) attached hereto. Heat-N-Glo's inventories are not excessive in kind or amount in light of the ordinary and normal course of conduct and reasonably anticipated needs of the Business. To the best of Heat-N-Glo's knowledge, Heat-N-Glo's inventories are in quantities sufficient to meet the reasonably anticipated needs of the Business.

          (m) Litigation. Except as set forth on Schedule 4.1(m), Heat-N-Glo is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there exists no litigation, action, suit, claim or proceeding pending, or, to the best of Heat-N-Glo's knowledge, threatened, against or affecting Heat-N-Glo or any of its assets or any assets (including, without limitation, any patents or other intellectual property) used by Heat-N-Glo, or any employee associated with Heat-N-Glo, or which would affect the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority, including, without limitation, claims for anti-trust, unfair competition, price discrimination or other liability or obligation relating to services rendered by or on behalf of, or products sold by or on behalf of, Heat-N-Glo or which would adversely affect the transactions contemplated by this Agreement, and, to the best knowledge of Heat-N-Glo, no one has grounds to assert any such litigation, action, suit, claim or proceeding.

          (n) Customers and Suppliers. Except as set forth in Schedule 4.1(n), Heat-N-Glo is not involved in any controversy with any of its customers or suppliers. Schedule 4.1(n) sets forth a true, correct and complete list of (i) Heat-N-Glo's ten (10) largest customers in terms of sales during the twelve-month period ended June 30, 1996 and (ii) Heat-N-Glo's ten (10) largest suppliers in terms of purchases during the twelve-month period ended June 30, 1996. Heat-N-Glo has not been advised by any customer or supplier (representing purchases and sales of $50,000 or more during the twelve-month period ended June 30, 1996) that such customer or supplier was or is intending to terminate its relationship with Heat-N-Glo or would not continue to purchase products from or provide supplies or services to Heat-N-Glo for further periods on account of any dissatisfaction with Heat-N-Glo's performance or as a result of the transactions contemplated by this Agreement.

          (o) Regulatory Compliance. Except as set forth in Schedule 4.1(o), Heat-N-Glo has been operated, and currently is, in compliance with all applicable Laws (including, without limitation, all Laws relating to civil rights, equal employment opportunities, labor, occupational health and safety, antitrust, equal opportunity), and no expenditures are or will be required to comply with any such Laws. Heat-N-Glo is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any judgment, decree, order, writ or injunction of any Governmental Authority, whether at law or in equity. Heat-N-Glo has timely filed all reports, documents and other materials that are or were required to be filed (and the information contained therein was correct and complete in all material respects as of the time of such filing) under all applicable Laws. No notice or claim inconsistent with the representations and warranties of Heat-N-Glo in this Section 4.1(o) has been received by Heat-N-Glo.

          (p) Brokers, Finders and Agents. Except for its arrangements with Dain Bosworth Incorporated, Heat-N-Glo is not directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

          (q) Intellectual Property. Schedule 4.1(q) sets forth a complete and correct list (with an indication of the record owner and identifying number) of all patents, trademarks, service marks, tradenames and copyrights for which registrations have been obtained (and all applications for, or extensions or reissuances of, any of the foregoing) which are or have been used in the conduct of, or which relate to, the Business or which are owned by Heat-N-Glo or, to the best knowledge of Heat-N-Glo, any of the Stockholders or any of their Affiliates. True, correct and complete copies of such patents, trademarks, service marks, trade names and copyrights (and all applications for, or extensions or reissuance of, any of the foregoing) identified on such Schedule have been delivered to Heatilator. Except as listed on Schedule 4.1(q), Heat-N-Glo is the sole owner and has the exclusive right to use, free and clear of any payment, restriction or encumbrance, all such patents, trademarks, service marks, trade names and copyrights. Except as listed on Schedule 4.1(q), no patents, trademarks, service marks, trade names and copyrights (or applications for, or extensions or reissuances of any of the foregoing) which are or have been used in the conduct of, or which relate to, the Business are owned otherwise than by Heat-N-Glo. There is no claim or demand of any Person pertaining to, or any proceedings which are pending or, to the best of Heat-N-Glo's knowledge, threatened, which challenge (i) the exclusive rights of Heat-N-Glo (or other owner listed on Schedule 4.1(q)) in respect of any patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuances of, any of the foregoing) which are or have been used in the conduct of, or which relate to, the Business or which are owned by Heat-N-Glo, or (ii) the rights of Heat-N-Glo (or other owner listed on Schedule 4.1(q)) in respect of any processes, formulas, confidential information, trade secrets, know-how, engineering data, technology or other intellectual property which are or have been used in the conduct of, or which relate to, the Business or which are owned by Heat-N-Glo. No patent, trademark, service mark, trade name, copyright, process, formula, confidential information, trade secret, know-how, engineering data, technology or other intellectual property which is owned by Heat-N-Glo or which is or has been used in the conduct of, or which relates to, the Business, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any contract, agreement, commitment or undertaking with any Person, or infringes or, to the best of Heat-N-Glo's knowledge, is being infringed by others or is used by others (whether or not such use constitutes infringement). All patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuance of, any of the foregoing) or processes, formulas, confidential information, trade secrets, know-how, engineering data, technology or other intellectual property, or rights thereto (other than rights held by GFD), owned or held, directly or indirectly, by any officer, director, shareholder, employee or any Affiliate of Heat-N-Glo (including, without limitation, any of the Primary Stockholders) have been duly and effectively transferred to Heat-N-Glo. Set forth on Schedule 4.1(q) is a description of all litigation, actions, suits, investigations, claims and proceedings asserted, brought or threatened against Heat-N-Glo or, to the best knowledge of Heat-N-Glo, against any of the Stockholders or any of their Affiliates, within the five years preceding the date hereof, or otherwise currently pending or unresolved, together with a description of the outcome or present status thereof, relating to any patent, trademark, service mark, trade name, copyright, process, formula, confidential information, trade secret, know-how, engineering data, technology or other intellectual property. Each of the products of Heat-N-Glo listed on Schedule 4.1(q)(A) is covered by at least one claim of one of the patents and/or pending patent applications listed on
Schedule 4.1(q).

          (r) Permits. Schedule 4.1(r) contains a true, correct and complete list of all licenses, permits, approvals, certifications, variances, waivers or consents (collectively, the "Permits") issued to Heat-N-Glo by any Governmental Authority which are currently used by Heat-N-Glo. Heat-N-Glo has, and is in full compliance with, all Permits which are necessary or required for the operation of the Business as it is currently being operated and its present activities on its properties and facilities, all of which Permits are in full force and effect.

          (s) Employee Relations; Collective Bargaining Agreements. There are no controversies, including strikes, disputes, slowdowns or work stoppages, pending, or to the best of Heat-N-Glo's knowledge, threatened which involve any employees employed by Heat-N-Glo. Heat-N-Glo has complied and is complying with all Laws relating to the employment of labor, including, without limitation, any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar taxes. Heat-N-Glo has not experienced any labor difficulties, including, without limitation, strikes, slowdowns, or work stoppages, within the five-year period preceding the date hereof. Heat-N-Glo is not a party to any collective bargaining or union contract, and to the best of Heat-N-Glo's knowledge, there exists no current union organizational effort with respect to any of Heat-N-Glo's employees.

          (t) Employees and Employee Plans. Schedule 4.1(t) contains a true and complete list of (a) all employees of Heat-N-Glo, together with a description of their respective job titles and responsibilities and annual compensation (including salaries, bonuses, consulting or directors' fees and incentive or deferred compensation) and listing any employees currently on disability leave, (b) all "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, workers compensation, pension, profit sharing, retirement, vacation or holiday pay, insurance, deferred compensation or other employee or welfare benefit plan, agreement or arrangement of Heat-N-Glo, whether formal or informal, applicable to Heat-N-Glo's past or present employees (collectively, the "Employee Plans") and (c) employment Contracts to which Heat-N-Glo is a party. Heat-N-Glo has never previously maintained any plans, agreements or arrangements referred to in clause (b) above with respect to which it has obligations ("Prior Employee Plans") other than the Employee Plans. Neither Heat-N-Glo nor any officers, directors, employees or agents of Heat-N-Glo have taken any action directly or indirectly to obligate Heat-N-Glo to institute any Employee Plan applicable to employees of the Business other than those Employee Plans set forth in Schedule 4.1(t), or to amend any such Employee Plan. Except as set forth on Schedule 4.1(t), all Employee Plans intended to be qualified plans (the "Qualified Plans") within the meaning of Sections 401(a) and 501(a) of the Code have been determined by the Internal Revenue Service to be so qualified and has received a favorable determination letter covering the Tax Reform Act of 1986. No "reportable event" (as such term is defined in Section 4043(b) of ERISA) or "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code and respect to which an excise tax under Section 4975 of the Code would be assessable) or any breach of duty imposed by Title I or ERISA has occurred with respect to any Employee Plan or any Prior Employee Plan. There is no fact or circumstance which would adversely affect the Employee Plans' qualified status or compliance as described above. Heat-N-Glo has reserved all rights necessary to amend or terminate each of the Employee Plans. All insurance premiums required to be paid by Heat-N-Glo with respect to any Employee Plan, and all benefits, expenses and other amounts due and payable by Heat-N-Glo under any Employee Plan, and all contributions, transfers or payments required to be made by Heat-N-Glo to any Employee Plan through or before the Closing Date have been paid, made or accrued as liabilities on the latest balance sheet included in the Financial Statements. All liabilities and obligations of Heat-N-Glo under its Equity Participation Plan and its Phantom Stock Plan are fully accrued on the Financial Statements. Each Employee Plan and Prior Employee Plan has been maintained, operated and administered in full compliance with its terms and in full compliance with all Laws, including without limitation, ERISA and the Code, of all Governmental Authorities, and all notices, reports and other filings required to be delivered or filed under applicable Laws. With respect to any insurance policy providing funding for benefits under any Employee Plan, there will be no liability of Heat-N-Glo in the nature of a retroactive rate adjustment arising wholly or partially out of events occurring prior to the Closing Date. Except as described on Schedule 4.1(t), no Employee Plan or Prior Employee Plan (i) is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code; (ii) is or at any time was subject to Title IV of ERISA; or
(iii) is or at any time was a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(13) of ERISA, or Section 414(f) of the Code, or a "multiple employer plan" within the meaning of Section 413(c) of the Code. Each Employee Plan that is or at any time was subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code is and has always been in compliance with the requirements of such sections and has incurred no "accumulated funding deficiency" within the meaning of such sections. Except as described on Schedule 4.1(t), Heat-N-Glo is not and has never been under common control with any other trade or business within the meaning of Section 4001(b)(1) of ERISA, and Heat-N-Glo has never been treated, along with any other trade or business, as a single employer for purposes of Section 414(b), 414(c), 414(m), 414(n), or 414(o) of the Code. Each Employee Plan that is a group health plan is in compliance with and has at all times been in compliance with (i) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and (ii) the secondary payer requirements of
Section 1862(b)(1) of the Social Security Act. No Employee Plan provides medical benefits beyond termination of service or retirement other than medical coverage mandated by law. No claim for medical expenses has been incurred that would result in payments under any Employee Plan or Prior Employee Plan in excess of $25,000. No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution and performance of this Agreement and the transactions contemplated hereby, such that Heat-N-Glo could be subject (directly or indirectly) to any material liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items with respect to any of the Employee Plans or Prior Employee Plans covering any employee or former employee of Heat-N-Glo (other than liability for benefit payments incurred in the normal operations of any such plan), nor does Heat-N-Glo have any such liability. Heat-N-Glo has provided Heatilator with true, correct and complete copies of each of the employee benefit plans described on Schedule 4.1(t) and any trust agreements or other funding vehicles relating to such plans.

          (u)  Environmental Matters.  Except as described on Schedule 4.1(u),
(i) Heat-N-Glo has obtained all Permits which are required to be obtained under all applicable federal, state, local or foreign laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials (as hereinafter defined) into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Heat-N-Glo (or its agents); (ii) Heat-N-Glo is in full compliance with all terms and conditions of such required Permits, and also is in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) neither Heat-N-Glo, nor any other previous owner, tenant, occupant or user of the Leased Property nor any other Person has engaged in or permitted any operations or activities upon, or any use or occupancy of the Leased Property, or any portion thereof, resulting in the emission, release, discharge, dumping or disposal of any Hazardous Materials (as hereinafter defined) on, under, in or about the Leased Property, nor have any Hazardous Materials migrated from the Leased Property to, upon, about or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties to, upon, about or beneath the Leased Property; (iv) there are no past or present violations of Environmental Laws on the Leased Property or elsewhere, nor any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which gives rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, or proceeding, against Heat-N-Glo based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Materials; (v) no underground improvements, including but not limited to treatment or storage tanks, sumps or water, gas or oil wells, are or have been located on the Leased Property; and (vi) Heat-N-Glo has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Heat-N-Glo (or its agents) thereunder.
As used herein, the term "Hazardous

Materials" means any chemical, substance, material, waste or combination thereof hazardous to human health or safety or to the environment and regulated by any Environmental Law.

          (v) Changes in Circumstances. Except as disclosed in Schedule 4.1(v) or as otherwise contemplated by this Agreement, since December 31, 1995, Heat-N-Glo has not (i) sold, transferred or otherwise disposed of any of its properties or assets outside the ordinary and normal course of business or for less than fair market value; (ii) mortgaged, pledged or subjected to any Lien, any of its properties or assets; (iii) acquired any property or assets outside the ordinary and normal course of business or for more than fair market value; (iv) sustained any damage, loss or destruction of or to any of its properties or assets (whether or not covered by insurance); (v) entered into any transaction other than in the ordinary and normal course of business; (vi) granted any salary increase or bonus or permitted any advance to any employee, instituted or granted any general salary increase to its employees or entered into any new, or altered or amended any existing, Employee Plan or any employment or consulting agreement other than in the ordinary and normal course of business consistent with past practices; (vii) made any borrowing, whether or not in the ordinary and normal course of business, or refinanced any existing borrowings other than trade payables incurred in the ordinary and normal course of business; (viii) paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, discharged or satisfied any Liens, or settled any claim, liability or suit pending or threatened against Heat-N-Glo or any of its properties or assets other than in the ordinary and normal course of business; (ix) made any loans or gifts; (x) modified, amended, cancelled or terminated any contracts or commitments under circumstances which would materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, assets, liabilities or prospects of Heat-N-Glo; (xi) other than in the ordinary and normal course of business, made capital expenditures or commitments for additions to property, plant or equipment; (xii) other than in the ordinary and normal course of business, cancelled any debts or claims or waived any rights of substantial value; (xiii) paid, accrued or incurred any management or similar fees to any Related Party (as hereinafter defined) or made any other payment or incurred any other liability to a Related Party or paid any amounts to or in respect of, or sold or transferred any assets to, any company or other entity, a substantial portion of the equity ownership interest of which is owned by a Related Party individually or as a group, other than salaries payable to Related Parties and rent paid to the lessor of the Leased Property; (xiv) taken or omitted to take any action which would cause to be breached any of the representations, warranties, covenants, obligations and agreements of Heat-N-Glo contained herein if the same were made anew immediately after such act or omission; (xv) suffered any change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Heat-N-Glo, except for usual and normal changes in the ordinary course of business which have not, individually or in the aggregate, been materially adverse; or (xvi) agreed to, or obligated itself to, do anything identified in (i) through (xv) above. For purposes of this Agreement, a "Related Party" is any trust, corporation or any entity in which any Stockholders or any of their Affiliates individually or collectively own over twenty-five percent of the ownership interests.

          (w)  Taxes.  Heat-N-Glo is an S corporation within the meaning of
Section 1361(a)(1) of the Code for which a valid election under Section 1362(a) was made for the taxable year commencing January 1, 1990 and such election has remained in effect at all times since January 1, 1990. Heat-N-Glo will be an S corporation at all times during its taxable year commencing on January 1, 1996 and ending at the Effective Time. Heat-N-Glo has duly and timely filed all Tax Returns (as hereinafter defined) required to be filed by it with any Governmental Authority under applicable Law or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are true, complete and correct in all material respects. Heat-N-Glo has, within the time and in the manner prescribed by law, paid in full all Taxes (as hereinafter defined) that are currently due and payable as of immediately prior to the Effective Time, including without limitation any Taxes required to be paid without the filing of a Tax Return, except for those Taxes being contested in good faith and for which adequate reserves have been taken. The Financial Statements reflect adequate reserves for all Taxes payable by Heat-N-Glo for all taxable periods and portions thereof accrued through the respective dates of such Financial Statements. Except as set forth in Schedule 4.1(w), the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Heat-N-Glo or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Heat-N-Glo that has not been resolved and paid in full. Neither Heat-N-Glo nor any of the Stockholders is a party to any pending audit, action or proceeding, nor, to the knowledge of Heat-N-Glo is any such audit, action or proceeding threatened, by any Governmental Authority for the determination, assessment or collection of any Taxes of Heat-N-Glo or attributable or otherwise relating to any of its assets, income, operations or activities or any Taxes of the Stockholders attributable or otherwise relating in any way to Heat-N-Glo or any of its assets, income, operations or activities. Neither Heat-N-Glo nor any of its officers (including the officer responsible for Tax matters) has any reasonable basis to believe that any Governmental Authority will assess any additional Taxes on Heat-N-Glo or attributable or otherwise relating to any of its assets, income, operations or activities for any taxable period or portion thereof ending at any time prior to the Effective Time. Neither Heat-N-Glo nor any of the Stockholders is subject to any agreement, waiver or other arrangement extending the period for assessment, levy or collection of any Taxes. There are no liens for Taxes upon any property or asset of Heat-N-Glo, except for liens for Taxes not yet due and payable. All Taxes that Heat-N-Glo is required by Law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Authorities or segregated and set aside for such payment. Heat-N-Glo has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. Heat-N-Glo is not a party to any agreement, contract or arrangement that could result, on account of the transactions contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Heat-N-Glo is not a party to or bound by any agreement providing for the allocation or sharing of Taxes with any Person. Heat-N-Glo has never been a member of any affiliated or combined group of companies that files a consolidated, affiliated, or other combined group Tax Return, and Heat-N-Glo has no liability for the Taxes of any Person under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise. Since January 1, 1990, Heat-N-Glo has not acquired any asset where Heat-N-Glo's basis in such asset has been determined (in whole or in part) by reference to the basis of such asset (or any other property) in the hands of a "C corporation" within the meaning of Section 1361(a)(2) of the Code, except for the assets acquired on April 27, 1992 in the merger of Gas Technologies, Inc. with and into Heat-N-Glo (the "GTI Merger"). The GTI Merger qualified for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby on the terms and subject to the conditions set forth herein, including without limitation the receipt by the Stockholders of the Merger Consideration, will jeopardize the status of the Heat-N-Glo as an S corporation within the meaning of Section 1361(a)(1) of the Code. Schedule 4.1(w) sets forth each state in which Heat-N-Glo (i) filed an income or franchise tax return for the taxable year ended December 31, 1995, and (ii) collected and remitted any sales and/or use taxes as of December 31, 1995. For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, franchise, sales and use, service and service use, ad valorem, transfer, recording, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, social security, employment, payroll, license, estimated, alternative minimum, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority and shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. For purposes of this Agreement, the term "Tax Return" shall mean any return, report, declaration or other document or information required to be supplied to any Governmental Authority with respect to Taxes.

          (x) Warranties; Warranty Costs. Except for written product warranties made by Heat-N-Glo in its statements of warranty and on its sales order forms, packages and product catalogues, true, accurate and complete copies of which have been provided to Heatilator, Heat-N-Glo makes no express product warranties in connection with the sale of its products. Schedule 4.1(x) sets forth a description of all litigation, actions, suits, investigations, claims and proceedings asserted, brought or threatened against Heat-N-Glo within the last five years preceding the date hereof, together with a description of the outcome or present status thereof, relating to any claim for warranty costs involving amounts in excess of $10,000, individually or in the aggregate. Claims for warranty costs (individually or in the aggregate) during the twelve month period ended June 30, 1996 did not exceed the amount specified in Schedule 4.1(x), and there are no outstanding or, to the best of Heat-N-Glo's knowledge, threatened claims for any such costs which would exceed $10,000 (individually or in the aggregate). As used herein, "warranty costs" means the costs and expenses of servicing, repairing, returning and/or replacing, or allowances for service, repair, return or replacement, of defective or allegedly defective or improperly selected or shipped products or parts or components thereof manufactured or sold by Heat-N-Glo and the costs of materials and expenses of replacing materials or correcting any jobs or materials inadequately performed or manufactured by Heat-N-Glo, together with such legal liability, if any, as may exist in connection with sales of products, whether such costs and expenses relate to or arise out of claims or causes of action which assert causes sounding in tort, contract or warranty, or any combination of the foregoing.

          (y) Insurance. Schedule 4.1(y) contains a list of all insurance policies (specifying the location, insured, insurer, amount of coverage, type of insurance and policy number) maintained by Heat-N-Glo. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of Law and of all agreements to which Heat-N-Glo is a party; (ii) are valid and enforceable policies; (iii) provide adequate insurance coverage for the assets and operations of Heat-N-Glo; (iv) will remain in full force and effect through the respective dates set forth in Schedule 4.1(y) without the payment of additional premiums and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 4.1(y) identifies all risks which Heat-N-Glo, its Board or Directors or its officers have designated as being self-insured.

          (z) Consents. Schedule 4.1(z) sets forth a list of all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements (collectively, "Consents") prescribed by any law or any contract, agreement, commitment or undertaking and which must be obtained or satisfied by Heat-N-Glo in order for Heat-N-Glo to consummate the transactions contemplated by this Agreement or the other agreements to be executed and delivered in connection herewith. All Consents prescribed by any Law or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by Heat-N-Glo for the consummation of the transactions contemplated by this Agreement, or for the continued performance by it of its rights and obligations thereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

          (aa) Absence of Certain Commercial Practices. Neither Heat-N-Glo, nor any officer, director, employee or agent of Heat-N-Glo (or any Person acting on behalf of any of the foregoing) has given or agreed to give (i) any gift or similar benefit of more than nominal value to any customer, supplier, Governmental Authority (including any governmental employee or official) or any other Person who is or may be in a position to help, hinder or assist Heat-N-Glo, the Business or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits would individually or in the aggregate subject Heat-N-Glo or any officer, director, employee, or agent of Heat-N-Glo to any fine, penalty, cost or expense or to any criminal sanctions, (ii) receipts from or payments to any governmental officials or employees, (iii) commercial bribes or kick-backs,
(iv) political contributions, or (v) any receipts or disbursements in connection with any unlawful boycott.

          (bb) Bank Accounts. Schedule 4.1(bb) attached hereto sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Heat-N-Glo maintains any safe deposit boxes or accounts (specifying the identifying numbers), and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

          (cc) Books and Records. The books and records of Heat-N-Glo and the Business, including, without limitation, (i) books and records relating to the purchase of materials and supplies, manufacture or processing of products, sales of products, dealings with customers, invoices, customer lists, inventories, supplier lists, personnel records, Taxes (including, without limitation, Tax work papers), patents, intellectual property and license rights and agreements, and (ii) computer software and data in computer readable and human readable form used to maintain such books and records (together with the media on which such software and data are stored and all documentation relating thereto) accurately record all transactions relating to the Business in all material respects, and have been maintained consistent with good business practice.

          (dd) Pricing Practices. Except as set forth on Schedule 4.1(dd), the prices to be received or paid by Heat-N-Glo under all outstanding contracts, agreements, commitments and undertakings with its customers and suppliers and others have been determined in accordance with Heat-N-Glo's established past pricing policies, and there are no outstanding contracts, agreements, commitments or undertakings that individually or in the aggregate are expected to result in any material loss to Heat-N-Glo or the Business.

          (ee) Copies of Documents. Heat-N-Glo has delivered to Heatilator true, correct and complete copies of all contracts, agreements and other documents listed in the Heat-N-Glo Schedules to, or referenced in, this Agreement, and all modifications and amendments thereto.

          (ff) Backlog. Heat-N-Glo has delivered to Heatilator a Statement of Backlog dated as of a recent date, setting forth a true, complete and correct list of the backlog of firm orders as of the date thereof in all material respects. Since the Balance Sheet Date, there has been no material cancellation of orders or deferral of deliveries thereunder.

          (gg) Insider Interests. Except as set forth in Schedule 4.1(gg), no officer, director or employee of Heat-N-Glo (i) has any interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to Heat-N-Glo or the Business, (ii) has any interest in any entity that engages in transactions with or on behalf of Heat-N-Glo or any of its Affiliates, or (iii) is a party to any agreement, contract or understanding, whether written or oral, with Heat-N-Glo or any of its Affiliates.

          (hh) Disclosure. No representation or warranty made by Heat-N-Glo contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

     4.2 Representations and Warranties of Heatilator. Heatilator hereby represents and warrants to Heat-N-Glo that:

          (a) Organization and Standing; Power and Authority. Heatilator is a corporation duly organized, validly existing and in good standing under the laws of Iowa, and has full corporate power and authority to operate its business, to own or lease its assets and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Heatilator is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on its business, financial condition or operations. This Agreement and all other Transaction Documents to be executed and delivered by Heatilator in connection herewith have been, or upon execution thereof will be, duly executed and delivered by Heatilator. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the Board of Directors of Heatilator, in accordance with applicable law, and constitute the valid and binding obligations of Heatilator, enforceable in accordance with their respective terms.

          (b) Capitalization. The authorized capital stock of Heatilator consists of 100,000 shares of common stock, $1.00 par value per share, of which 5,000 shares are issued and outstanding. All of the issued and outstanding shares of Heatilator are owned by HON. All issued shares have been validly issued and are fully paid and nonassessable. There are no outstanding obligations, options, warrants, preemptive rights or other agreements or commitments (whether oral or written) to which Heatilator is a party, or by which Heatilator is otherwise bound, providing for the issuance of any additional shares of capital stock of Heatilator, the repurchase of shares of capital stock of Heatilator or otherwise relating to capital stock of Heatilator.

          (c) Articles and By-Laws. The copy of the Articles of Incorporation of Heatilator, certified by the Secretary of State of the State of Iowa, and the By-Laws of Heatilator, furnished to Heat-N-Glo are true, correct and complete.

          (d) Conflicts; Defaults. Neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Heatilator, nor the performance by Heatilator of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of Heatilator's charter or By-Laws, or any provisions of, or result in the acceleration of any obligation under, any material contract, license, security agreement, mortgage, note, deed, lease, agreement or instrument, or any order, judgment or decree by which Heatilator or any of its assets are bound, (ii) violate any Law, or (iii) constitute an event which, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of Heatilator's assets or capital stock.

          (e) Compliance with other Instruments, etc. Heatilator is not in violation of any terms of (i) its charter or By-laws, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, (iii) any applicable Law or (iv) any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which violation, whether individually or in the aggregate, have or would be reasonably expected (so far as can be foreseen at the time) to (x) have a material adverse effect on the business, properties, operations or financial condition of Heatilator, or (y) have the effect of preventing or materially delaying the performance by Heatilator of its obligations under this Agreement.

          (f) Financial Statements. Heatilator has heretofore delivered to Heat-N-Glo (i) the unaudited Balance Sheet of Heatilator (the "Heatilator Balance Sheet") as of December 31, 1995 (the "Heatilator Balance Sheet Date"), the unaudited Balance Sheets of Heatilator as of December 31, 1994 and December 31, 1993, and the unaudited Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows of Heatilator for the twelve months ended December 31, 1995, December 31, 1994 and December 31, 1993 (collectively, the "Annual Heatilator Financial Statements") and (ii) the unaudited Balance Sheet of Heatilator as of August 31, 1996 and the unaudited Statement of Income and Statement of Cash Flows of Heatilator for the eight months ended August 31, 1996 (the "Interim Heatilator Financial Statements" and, collectively with the Annual Heatilator Financial Statements, the "Heatilator Financial Statements"). Each of the Heatilator Financial Statements is true, complete and correct, was prepared from the books and records kept by Heatilator, and fairly presents the financial position of Heatilator as of such dates, and the results of operations of Heatilator and Heatilator's cash flows for the periods then ended in accordance with GAAP consistently applied and in accordance with the related internal accounting practices and policies of Heatilator disclosed in the Heatilator Financial Statements or in Schedule 4.2(f), except that the Heatilator Interim Financial Statements do not contain normal year-end adjustments required by GAAP and the Heatilator Financial Statements omit footnote disclosures required by GAAP.

          (g) Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of Heatilator, threatened against Heatilator in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits, investigations or proceedings which, in the aggregate, do not have and would not be reasonably expected (so far as can be foreseen at the time) to (a) have a material adverse effect on the business, properties, operations or financial condition of Heatilator or (b) have the effect of preventing or materially delaying the performance by Heatilator of its obligations under this Agreement.

          (h)  Absence of Certain Changes or Events.   During the period since
December 31, 1995, the business of Heatilator has been conducted only in the ordinary course, consistent with past practice, and Heatilator has not entered into any material transaction other than in the ordinary course, consistent with past practice, and there has not been (i) any change in the business, financial condition, results of operations, properties, assets or liabilities of Heatilator that, individually or in the aggregate, has or would reasonably be expected to have (so far as can be foreseen at the time) a material adverse effect on the business, properties, operations or financial condition of Heatilator, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Heatilator which, individually or in the aggregate, has or would reasonably be expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations or financial condition of Heatilator or (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Heatilator.

          (i) Brokers, Finders and Agents. Heatilator is not directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

          (j) Consents. Schedule 4.2(j) sets forth a list of all Consents prescribed by law or any contract, agreement, commitment or undertaking and which must be obtained or satisfied by Heatilator in order for Heatilator to consummate the transactions contemplated by this Agreement or the other agreements to be executed and delivered in connection herewith. All Consents prescribed by any Law or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by Heatilator for the consummation of the transactions contemplated by this Agreement, or for the continued performance by it of its rights and obligations thereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

                                   ARTICLE V

                                  CONDITIONS
                                  ----------

     5.1 Conditions to the Obligations of Heatilator. The obligation of Heatilator to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Heatilator except for the conditions set forth in subsection (d) (as to Consents of Governmental Authorities) of this Section 5.1:

          (a) Representations and Warranties. Each of the representations and warranties of Heat-N-Glo made in Section 4.1 of this Agreement of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

          (b) Covenants. Heat-N-Glo shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

          (c) Material Adverse Change. Since the date hereof, there shall have occurred no material adverse change, or discovery of a condition or occurrence of any event which might result in any such change, in the condition (financial or otherwise), business, assets, properties, operations or prospects of Heat-N-Glo or the Business.

          (d) Consents. All Consents of Governmental Authorities and third parties described in Schedule 4.1(z) which are either noted thereon as material or are otherwise necessary to consummate the transactions contemplated hereunder shall have been obtained and satisfied.

          (e) No Proceeding or Litigation. No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

          (f) Other Assets and Stock. The acquisition of the assets of the Business covered by the GFD Agreement and the IP Transfer Agreement, and the acquisition of the stock of PGT covered by the Stock Purchase Agreement, shall have been consummated.

          (g) Certificate of Heat-N-Glo. At the Closing, Heat-N-Glo shall have delivered to Heatilator a Certificate signed by Heat-N-Glo's President or Vice-President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that to the best of the knowledge and belief of such officers the conditions specified in Sections 5.1(a), (b), (c), (d) and (e) have been fulfilled.

          (h) Documents. Heat-N-Glo, the Stockholders and the other Persons shall have delivered the certificates, opinion of counsel and other documents required by Sections 3.2 and 3.4.

          (i) Approval by Heat-N-Glo Stockholders. To the extent required by applicable Law, this Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Heat-N-Glo.

     5.2 Conditions to the Obligations of Heat-N-Glo. The obligation of Heat-N-Glo to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Heat-N-Glo, except for the conditions set forth in subsection (c) (as to Consents of Governmental Authorities) of this
Section 5.2:

          (a) Representations and Warranties. Each of the representations and warranties of Heatilator made in Section 4.2 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

          (b) Covenants. Heatilator shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

          (c) Consents. All Consents of Governmental Authorities and third parties described in Schedule 4.2(j) and necessary to consummate the transactions contemplated hereunder shall have been obtained and satisfied.

          (d) Certificate of Heatilator. At the Closing, Heatilator shall have delivered to Heat-N-Glo a Certificate signed by Heatilator's President or Vice-President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that to the best of the knowledge and belief of such officers the conditions specified in Sections 5.2(a), (b) and (c) have been fulfilled.

          (e) Documents. Heatilator and the other Persons shall have delivered the certificates, opinion of counsel and other documents required by Sections
3.3 and 3.4.

                                   ARTICLE VI

                                   COVENANTS
                                   ---------

     6.1 Conduct of Business. During the period from the date hereof through the Closing Date, Heat-N-Glo shall conduct the Business diligently and in the ordinary and normal course and consistent with past practice (including, without limitation, using its best efforts to preserve beneficial relationships with its customers, lessors and suppliers and to maintain its offices and properties). Heat-N-Glo shall engage in no transactions with any of its Affiliates from the date hereof until the Closing other than (i) transactions approved by Heatilator in writing; or (ii) transactions on terms no more favorable to Affiliates of Heat-N-Glo than would have been obtainable in arm's-length dealing. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, during the period from the date hereof through the Closing Date, Heat-N-Glo shall not:

          (a)  Issuance of Securities.   Issue, deliver, sell, dispose of,
pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any shares of its capital stock of any class (including the HNG Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, HNG Shares outstanding on the date hereof;

          (b) Redemption or Purchase of Securities. Redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the HNG Shares);

          (c) Reclassification and Distributions. Split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

          (d) Liquidation, Merger, Etc. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Heat-N-Glo (other than the Merger);

          (e) Corporate Structure. Adopt any amendments to its Articles of Incorporation or By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure;

          (f) Obligations for Borrowed Money. (i) Create, incur or assume any debt (including obligations in respect of capital leases) or any debt for money borrowed (whether long- or short-term); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to any other Person;

          (g) Employee Matters. (i) Increase in any manner the rate of compensation of any of its employees, (ii) make or agree to make any payment pursuant to any Employee Plan, including, without limitation, any payment of any pension, retirement allowance, severance or other employee benefit, except as required by any existing Employee Plan disclosed on the Schedules to this Agreement, to any such officers or employees, whether past or present; (iii) enter into or modify any collective bargaining agreement, except as required by Law; or (iv) commit itself to any additional Employee Plan, or employment or consulting agreement with a Person employed or retained by the Company, or amend any of such Plans or agreements, except as required by Law;

          (h) Sale of Assets. Sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any of its assets, except inventory in the ordinary and normal course of business consistent with past practice;

          (i) Commitments. Enter into, or amend or modify, any agreement with Heat-N-Glo International, Inc., or any other agreements, commitments, contracts or undertakings whatsoever, except those made in the ordinary and normal course of business consistent with past practice and the representations and warranties of Heat-N-Glo contained in Section 4.1 and the Schedules therewith of this Agreement and consistent with past practice;

          (j) Capital Commitments. Enter into any capital commitments in excess of $100,000;

          (k) Encumbrances. Encumber or grant or create a Lien on any of its assets;

          (l)  Insurance.  Cause any of the policies of insurance referred to in
Section 4.1(y) to terminate, lapse or be cancelled, unless equivalent replacement policies, without lapse of coverage, shall be put in place;

          (m) Litigation. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation;

          (n) Representations and Warranties. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 4.1 to fail to be true and correct as of the Closing as though made at and as of the Closing; and

          (o)  Commitments.  Agree or commit to do any of the foregoing.

     6.2 Disclosure Supplements. From time to time prior to the Closing, Heat-N-Glo and Heatilator shall promptly supplement or amend the Schedules to this Agreement with respect to any matter (i) which may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules to this Agreement, or (ii) which makes it necessary to correct any information in the Schedules to this Agreement or in any representation and warranty made by it which has been rendered inaccurate thereby. No supplement or amendment to the Schedules to this Agreement or any delivery of Schedules after the date hereof, unless expressly consented in writing by Heatilator or Heat-N-Glo (as applicable), shall be deemed to cure any breach of any representation or warranty made in this Agreement, or modify, affect or diminish right of any party to terminate this Agreement pursuant to Section 7.1.

     6.3 Regulatory Approvals. Heat-N-Glo and Heatilator shall use their best efforts to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to this Agreement and any of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Heat-N-Glo nor Heatilator will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals. Heat-N-Glo and Heatilator have filed with the Federal Trade Commission and the U.S. Department of Justice pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") the notification and documentary material required in connection with the Merger, and the applicable waiting period under the HSR Act expired on September 13, 1996.

     6.4 Closing. Heat-N-Glo shall use its best efforts to cause the conditions set forth in Section 5.1 to be satisfied by the Closing Date. Heatilator shall use its best efforts to cause the conditions set forth in
Section 5.2 to be satisfied by the Closing Date.

     6.5 Confidentiality. Heat-N-Glo shall, and Heat-N-Glo shall use its best efforts to cause its Affiliates, employees, stockholders, representatives, consultants and advisors to, hold in confidence and not use any confidential information concerning the Business and Heat-N-Glo, pursuant to the Mutual Confidentiality Agreement, dated July 11, 1995, by and between HON and its divisions, subsidiaries, and affiliates, and Heat-N-Glo. Heat-N-Glo shall not release or disclose any such information to any Person other than HON, Heatilator and their authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

          (a) which Heat-N-Glo is compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of Law;

          (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

          (c) which can be shown to have been provided to Heat-N-Glo by a third party who obtained such information other than from Heat-N-Glo or other than as a result of a breach of this Section.

     6.6 No Shopping. From the date hereof through and until the earlier of termination of this Agreement pursuant to Article VII or Closing, neither Heat-N-Glo nor any of its Affiliates, stockholders, employees, officers, directors, agents or advisors shall, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition of Heat-N-Glo or the Business, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other Person any information with respect to, or afford access to the properties, books or records of or relating to, Heat-N-Glo or the Business, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. Heat-N-Glo shall promptly notify Heatilator if any such proposal or offer or any inquiry or contact with any Person with respect thereto is made.

     6.7  [Intentionally omitted.]

     6.8 Press Releases and Disclosure. Neither Heat-N-Glo, Heatilator nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than their respective attorneys, advisors and accountants) without the consent of the other party hereto, which consent shall not be unreasonably withheld; provided, that nothing herein shall prohibit any party from issuing or causing publication of any press release, announcement or public communication to the extent that such party deems such action to be required by Law or by stock exchange rule; provided further that such party shall, whenever practicable consult with the other party concerning the timing and content of such press release, announcement or communication before the same is issued or published.

     6.9  Access; Information.  From the date hereof through the Closing Date,
(a) Heatilator and its Affiliates, and their counsel, accountants, representatives, lenders and agents (including, without limitation, environmental consultants and engineers) shall have reasonable access during normal business hours upon reasonable advance notice to all personnel, offices, properties, books and records of Heat-N-Glo and the Business and shall be furnished all information concerning the business, finances, affairs and properties of Heat-N-Glo and the Business as they may reasonably request; and
(b) Heat-N-Glo shall promptly notify Heatilator of (x) any change, condition or event which has, or would reasonably be expected to have, a material adverse effect on the assets, business, financial condition or results of operations of Heat-N-Glo or the Business, (y) the institution or settlement of any litigation, complaint, investigation, action, suit, claim or proceeding involving Heat-N-Glo or the Business and (z) the receipt of any notice from any Governmental Authority or third party alleging Heatilator is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental deficiency or that Heat-N-Glo is in violation of any Environmental Law. Neither the results of any such access and investigation, nor the giving of any such notice, shall affect Heatilator's rights to rely upon the representations and warranties set forth in Section 4.1

     6.10 Tax Returns. Heat-N-Glo shall be responsible for preparing and filing on a timely basis any and all Tax Returns in respect of Heat-N-Glo or any of its assets, income, operations or activities that are required to be filed prior to the Effective Time. The Primary Stockholders shall be responsible for preparing and filing on a timely basis any and all Tax Returns in respect of Heat-N-Glo or any of its assets, income, operations or activities that are required to be filed after the Effective Time. Any and all such Tax Returns shall be prepared and filed on a basis that is consistent with the past filing practices of Heat-N-Glo. Notwithstanding the foregoing, the Primary Stockholders shall deliver to the Surviving Corporation copies of any and all such Tax Returns required to be filed after the Effective Time no later than 30 days before the due date for filing any such Tax Return (including any applicable extensions), and the Surviving Corporation shall have the right to review such Tax Returns before filing. If the Surviving Corporation objects to any position taken on any such Tax Return that in any way affects a corporate-level Tax that would be imposed on Heat-N-Glo and for which the Surviving Corporation would have liability as the successor in interest to Heat-N-Glo, the Tax Return shall be revised to reflect the Surviving Corporation's objection, and the Tax Return actually filed shall incorporate such revision. The Primary Stockholders shall be responsible for the payment of any Taxes due with respect to any and all Tax Returns in respect of Heat-N-Glo or any of its assets, income, operations or activities that are required to be filed after the Effective Date with any state or local taxing authority.

     6.11 Stockholders' Vote. As soon as practicable, Heat-N-Glo shall cause to be taken all stockholder action necessary in accordance with applicable law and the charter and by-laws of Heat-N-Glo to approve this Agreement and the Merger. The Board of Directors of Heat-N-Glo will recommend and declare advisable such approval. Heat-N-Glo and Heatilator shall cooperate with each other in the preparation of any materials to be delivered to the stockholders of Heat-N-Glo in connection with any such stockholder action. Heat-N-Glo shall promptly provide to Heatilator copies of all notices, letters and other materials delivered to the stockholders of Heat-N-Glo in connection with such stockholder action, and will keep Heatilator apprised of the status of such stockholder action.

     6.12 Equity and Pension Plans. (a) Equity Plans. Prior to or at the Closing, Heat-N-Glo will cause all Equity Phantom Stock Plans, Equity Participation Plans and any similar equity or stock participation plans or agreements with its employees (including without limitation, the Key Employee Equity Participation Plan, effective January 1, 1995, between Heat-N-Glo and Brad Determan; and the Key Employee Phantom Stock Plans, effective January 1, 1995, between Heat-N-Glo and each of Michael Mady, David Cribb, Mark Schroeder, Sharla Wagy, Myron Anderson and Randall Saver) to be terminated pursuant to written agreements with such employees in form and substance reasonably satisfactory to Heatilator that release Heat-N-Glo, Heatilator and its and their successors from any and all obligations thereunder and that do not require Heat-N-Glo, Heatilator or its or their successors to make any payments to such employees at any time after the Effective Time, other than the obligation to pay the actual amount due to each such employee as a result of termination of such plans, such amount not to exceed the sum of $1,200,000 in the aggregate for all such employees, by October 31, 1996.

          (b) 401(k) Plan. Heat-N-Glo acknowledges that after the Effective Time, Heatilator intends to discontinue contributions to the Heat-N-Glo 401(k) Profit Sharing Plan (the "401(k) Plan"). Section 4.3 of the Securityholders' Agreement sets forth certain indemnification obligations of the Primary Stockholders to Heatilator, including without limitation, with respect to the Mutual Benefit Life Guaranteed Investment Contract investment of the 401(k) Plan.

          (c) Defined Benefit Plan and ESOP. Heat-N-Glo acknowledges that as soon as practicable after the Effective Time, Heatilator intends to terminate the Heat-N-Glo Fireplaces, Inc. Defined Benefit Pension Plan and (to the extent not already terminated prior to the Closing) the Heat-N-Glo Fireplace Products, Inc. Employee Stock Ownership Plan and Trust. Article II of the Securityholders' Agreement sets forth certain adjustments to the Merger Consideration relating to such terminations.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

     7.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, whether before or after any vote or consent of Heat-N-Glo stockholders:

          (a) Mutual Consent. By mutual written consent of Heat-N-Glo and Heatilator;

          (b) Closing Date. By (i) Heat-N-Glo or (ii) Heatilator, if the Closing shall not have occurred on or before October 31, 1996 (the "Termination Date"), so long as this is not the result of any action or inaction by such party;

          (c) Heat-N-Glo Misrepresentation or Breach. By Heatilator, if there has been a material breach by Heat-N-Glo of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Heat-N-Glo;

          (d) Heatilator Misrepresentation or Breach. By Heat-N-Glo, if there has been a material breach by Heatilator of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Heatilator;

          (e) Court Order. By Heat-N-Glo or Heatilator if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

          (f) Material Adverse Change. By Heatilator, if since the Balance Sheet Date there has been a material adverse change, or the occurrence of a condition or event which might result in a material adverse change, in the condition (financial or otherwise), business, assets, properties, operations or prospects of Heat-N-Glo;

          (g) Heatilator's Conditions. By Heatilator, if any condition precedent to Heatilator's obligation to effect the Closing as set forth in
Section 5.1 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Heatilator on or prior to the Termination Date; and

          (h) Heat-N-Glo's Conditions. By Heat-N-Glo, if any condition precedent to Heat-N-Glo's obligation to effect the Closing as set forth in
Section 5.2 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Heat-N-Glo on or prior to the Termination Date.

     7.2  Effect of Termination.  If this Agreement is terminated pursuant to
Section 7.1, written notice thereof shall forthwith be given to the other party and this Agreement shall thereafter become void and have no further force and effect and all further obligations of Heat-N-Glo and Heatilator under this Agreement shall terminate without further liability of such parties, except that
(a) each party will return all documents, work papers and other material of any other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 6.5 and the Mutual Confidentiality Agreement; (b) the obligations of Heat-N-Glo and Heatilator under Section 6.8 shall survive such termination; and (c) such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under Section 7.1.

                                 ARTICLE VIII

                           MISCELLANEOUS AND GENERAL
                           -------------------------

     8.1 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto, subject to any requirements of applicable Law regarding approval of the Boards of Directors and stockholders of Heat-N-Glo and Heatilator.

     8.2 Entire Agreement. This Agreement and the other agreements expressly provided for herein, set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

     8.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Iowa, without regard to its conflicts of law doctrine.

     8.4 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within 5 days after being sent by registered or certified mail, return receipt requested, postage prepaid,
(c) within 12 hours after being sent by telecopy, with confirmed answerback, or
(d) within 1 business day of being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

     If to Heat-N-Glo:

          Heat-N-Glo Fireplace Products, Inc.
          6665 West Highway 13
          Savage, Minnesota 55378
          Attn: Gerald T. Shimek
          Telecopy: (612) 890-3525

          With a copy to:

          Roger V. Stageberg, Esq.
          Lommen, Nelson, Cole & Stageberg, P.A.
          1800 IDS Center
          80 South 8th Street
          Minneapolis, MN 55402
          Telecopy: (612) 339-8064

     If to Heatilator:

          Heatilator Inc.
          1915 West Saunders Street
          Mt. Pleasant, IA 52641
          Attn: President
          Telecopy: (319) 385-5829

          With a copy to:

          HON INDUSTRIES Inc.
          414 East Third Street
          Muscatine, Iowa 52761
          Attn: Secretary
          Telecopy: (319) 264-7237

Any party by written notice to the others given in accordance with this Section
8.4 may change the address or the Persons to whom notices or copies thereof shall be directed.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     8.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties.

     8.7 Waivers. Except as otherwise provided herein, Heat-N-Glo and Heatilator may waive in writing compliance by any of the other parties hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement or any of the other Transaction Documents, by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.

     8.8 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than Heat-N-Glo and Heatilator any rights or remedies under or by reason of this Agreement, except as may otherwise be specifically provided for in the Securityholders' Agreement.

     8.9 Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

     8.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     8.11  Certain Definitions.

          (a) For purposes of this Agreement, the term "Affiliate" shall mean any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified.

          (b) For purposes of this Agreement and of any other Transaction Document, the phrases, "to the best of Heat-N-Glo's knowledge", "Heat-N-Glo's knowledge" and similar phrases relating to Heat-N-Glo's knowledge shall be deemed to include all information that is actually known or, in the exercise of reasonable diligence in the normal course of their employment and/or assigned duties, should be known, by any of the Primary Stockholders, Chris Shimek or Brad Determan.

     8.12 Gender and Number. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

     8.13 No Other Representations and Warranties. Without limiting the generality of Section 8.2, each party agrees that neither it nor any Affiliate or stockholder thereof, nor any of their respective officers, directors, employees or representatives makes, has made or shall be deemed to have made, any representation or warranty, express or implied, to any other party or to any Affiliate or stockholder thereof or any of their respective partners, officers, directors, employees or representatives with respect to (a) the execution and delivery of this Agreement or the transactions contemplated hereby; (b) any financial projections heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates, and agrees that it has not and will not rely on such financial projections in connection with its evaluation of any other party or the Merger; or (c) any information, statement or document heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates with respect to any other party or the businesses, operations or affairs of any other party, except (with respect to clauses (a) and (c) only), to the extent and as expressly covered by a representation and warranty contained in Article IV hereof or the other agreements expressly referred to herein or therein.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                       HEATILATOR INC.



                                       By:  /s/ David C. Stuebe
                                            ------------------------------------
                                            Name:  David C. Stuebe
                                            Title: Vice President

                                       HEAT-N-GLO FIREPLACE PRODUCTS, INC.



                                       By: /s/ Ronald J. Shimek
                                           -------------------------------------
                                           Name:  Ronald J. Shimek
                                           Title: President

                               Exhibit 2.1(a)(i)
                               -----------------

                            Form of Short-Term Note


                                See attachment

                         NON-NEGOTIABLE PROMISSORY NOTE
                         ------------------------------
                               (Short-Term Note)


$58,630,000                                                Chicago, Illinois
                                                           October 2, 1996

          FOR VALUE RECEIVED, the undersigned, HEATILATOR INC., an Iowa corporation (the "Maker"), promises to pay to the persons (collectively, the "Payees") identified as Stockholders in the Agreement and Plan of Merger dated October 2, 1996 (the "Merger Agreement") between Maker and Heat-N-Glo Fireplace Products, Inc., a Minnesota corporation ("Heat-N-Glo"), collectively (and not individually), pro-rata in accordance with their respective principal portions of the "Short-Term Note" specified in Exhibits 2.1(b) and 2.1(d) to the Merger Agreement, the principal sum of $58,630,000, on October 3, 1996, without interest, by wire transfer to the account of Dain Bosworth, Minneapolis, Minnesota, as Payee's representative, specified in writing by Payee to Maker on or before the date hereof, or if no such specification is made, by check sent by overnight courier service to the address of such Payee's representative.

          The Maker hereby waives presentment for payment, notice of dishonor and notice of protest.

          This Note shall be binding upon the Maker's successors and assigns.

          This Note and the obligations hereunder shall be governed by and construed under the laws of the State of Iowa.

          This Note is the Short-Term Note referred to the Agreement and Plan of Merger dated October 2, 1996 between the Maker and Heat-N-Glo Fireplace Products, Inc., and is entitled to the benefits thereof.

                                       HEATILATOR INC.


                                       By: _____________________________________

                              Exhibit 2.1(a)(ii)
                              ------------------

                            Form of Long-Term Note


                                See attachment

                         NON-NEGOTIABLE PROMISSORY NOTE
                         ------------------------------
                                (Long-Term Note)


$5,000,000                                                 Chicago, Illinois
                                                           October 2, 1996

          FOR VALUE RECEIVED, the undersigned, HEATILATOR INC., an Iowa corporation (the "Maker"), promises to pay to the persons (collectively, the "Payees") identified as Primary Stockholders in the Agreement and Plan of Merger dated October 2, 1996 (the "Merger Agreement") between Maker and Heat-N-Glo Fireplace Products, Inc., a Minnesota corporation ("Heat-N-Glo"), collectively (and not individually), pro-rata in accordance with their respective principal portions of the "Long-Term Note" specified in Exhibits 2.1(b) and 2.1(d) to the Merger Agreement, the principal sum of FIVE MILLION DOLLARS ($5,000,000), in two installments as follows:

          October 1, 2000.............................. $2,500,000
          October 1, 2001...............................$2,500,000

plus interest on the unpaid balance of principal at the rate of seven percent (7%) per annum, such interest to be payable on an annual basis on the anniversary date of this Note. All payments on account of the indebtedness represented by this Note shall be applied first to accrued and unpaid interest and the remainder to principal. Payments of principal and interest under this Note shall be made to each of the Payees, pro rata in accordance with their respective principal portions of the "Long-Term Note" specified in Exhibits 2.1(b) and 2.1(d) to the Merger Agreement, c/o Gerald T. Shimek, as Payees' representative (or such other person as may be named by written notice to Maker signed by Payees holding more than 50% of the outstanding principal amount of this Note), at 6665 West Highway 13, Savage, MN 55378 (or such other address as such Payees' representative may specify by written notice to Maker).

          Beginning on the third anniversary of the date of this Note (but not before), the Maker shall have the right, at any time and from time to time, to prepay all or any part of the principal indebtedness evidenced hereby, without premium or penalty, but with accrued interest at the aforementioned interest rate on the amount so prepaid to the date of prepayment. All such prepayments of principal shall be applied on the installments hereunder in the inverse order of their maturity.

          In addition to any and all other remedies under the Securityholders' Agreement dated the date hereof among the Maker and certain of its securityholders (including the Payees) (the "Securityholders' Agreement") or at law or equity, the Maker shall have the right to recover any indemnification payment due from any of the Payees to the Maker under the terms of the

Securityholders' Agreement by retaining and setting off the amount of such payment (whether such amount is liquidated or reduced to judgment) against any amounts due or to become due from the Maker to the Payees hereunder.

          It is expressly understood and agreed that, if default be made in required payment of principal or interest when due and remain unpaid for fifteen business days or in the event the Maker becomes a Bankrupt (as hereinafter defined), the whole sum of principal (and accrued interest thereon) evidenced by this Note shall, at the option of the Payees, become immediately due and payable. Bankrupt shall mean the occurrence of any of the following: (a) the making by the Maker of an assignment for the benefit of creditors; (b) the voluntary filing by the Maker of a petition seeking an adjudication of bankruptcy; (c) the filing by the Maker of a pleading in any court admitting its inability to pay its debts as they come due or admitting the material allegations of an involuntary petition for adjudication of bankruptcy; or (d) an order, judgment or decree by any court of competent jurisdiction adjudicating the Maker a bankrupt or appointing a receiver, trustee or other administrator of its assets which continues in effect and unstayed for a period of sixty days.

          The Maker hereby waives presentment for payment, notice of dishonor and notice of protest.

          This Note shall be binding upon the Maker's successors and assigns.

          This Note and the obligations hereunder shall be governed by and construed under the laws of the State of Iowa.

          This Note is the Long-Term Note referred to the Securityholders' Agreement and in the Merger Agreement, and is entitled to the benefits thereof. This Note is the Long-Term Note referred to in the Guaranty of even date made by HON INDUSTRIES Inc. and is entitled to the benefits thereof.

                                       HEATILATOR INC.


                                       By: _____________________________________

                              Exhibit 2.1(a)(iii)
                              -------------------

                         Form of Convertible Debenture


                                See attachment

                 NOTICE: THIS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS AND OPTIONS STATED IN, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ANY MANNER, VOLUNTARILY OR INVOLUNTARILY, EXCEPT UPON COMPLIANCE WITH THE PROVISIONS OF, THE SECURITYHOLDERS' AGREEMENT (AND ANY AMENDMENTS THERETO) DATED OCTOBER 2, 1996, BY AND AMONG HEATILATOR INC. AND CERTAIN SECURITYHOLDERS THEREOF. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF HEATILATOR INC., AND THE PROVISIONS OF SUCH AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

No. __                                                               $__________

                                HEATILATOR INC.

                 7% Convertible Debenture due October 1, 1999

                 FOR VALUE RECEIVED, the undersigned, HEATILATOR INC., an Iowa corporation (the "Company"), promises to pay to _______________________ (the "Holder") the principal sum of $_______________, on October 1, 1999, plus interest on the unpaid balance of principal at the rate of seven percent (7%) per annum, such interest to be payable on an annual basis on December 31, 1996, December 31, 1997, December 31, 1998 and at maturity. Payments of principal and interest hereunder shall be made to the Payee c/o Gerald T. Shimek, as Payee's representative (or such other person as may be named by written notice to Maker signed by Payee), at 6665 West Highway 13, Savage, MN 55378 (or such other address as such Payee's representative may specify by written notice to Maker).

                 This Debenture is the duly authorized and issued Debenture of the Company known as its "7% Convertible Debentures due October 1, 1999" (herein referred to as the "Debentures"), limited to the aggregate principal amount of Twelve Million Dollars ($12,000,000), issued pursuant to the Agreement and Plan of Merger, dated as of October 2, 1996, between the Company and Heat-N-Glo Fireplace Products, Inc. (the "Merger Agreement").

                 It is expressly understood and agreed that in the event the Company becomes a Bankrupt (as hereinafter defined), the whole sum of principal (and accrued interest thereon) evidenced by this Debenture shall, at the election of the Holder, become immediately due and payable. Bankrupt shall mean the occurrence of any of the following: (a) the making by the Company of an assignment for the benefit of creditors; (b) the voluntary filing by the Company of a petition seeking an adjudication of bankruptcy; (c) the filing by the Company of a pleading in any court admitting its inability to pay its debts as they come due or admitting the material allegations of an involuntary petition for adjudication of bankruptcy; or (d) an order, judgment or decree by any court of competent jurisdiction adjudicating the Company a bankrupt or appointing a receiver, trustee or other administrator of its assets which continues in effect and unstayed for a period of sixty days.

          Subject to the provisions hereof, the Holder is entitled at any time prior to maturity hereof to convert all, but not less than all, of the Debenture into shares of Common Stock of the Company at the rate of 0.0463 shares of Common Stock for each $1,000.00 in principal amount of Debenture (the "Conversion Rate"), upon surrender of this Debenture to the Company at the offices of the Company in Mt. Pleasant, Iowa, accompanied by written notice of election to convert in the form attached to this Debenture, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney. The Conversion Rate shall be adjusted up or down from time to time to take into account any stock split, stock dividend or similar recapitalization or reorganization of the Company that results in a change in the issued and outstanding shares of the Company.

          Prior to maturity or conversion of this Debenture, the Company shall not pay any dividend on its shares of Common Stock consisting of cash or other property of the Company (other than a stock dividend) unless it has given the holder of this Debenture at least thirty (30) days prior written notice thereof.

          Prior to maturity or conversion of this Debenture, the Company shall not issue any additional shares of capital stock (other than upon conversion of other Debentures issued in connection with the Merger Agreement and other than a stock split or stock dividend) unless it has given the holder of this Debenture
(a) at least thirty (30) days prior written notice thereof and (b) the opportunity to purchase that number of shares of capital stock of the Company equal to (w) the number of additional shares proposed to be issued, multiplied by (x) 10%, multiplied by (y) the outstanding principal amount of this Debenture, divided by (z) $12,000,000, at the same price per share and on the same terms as the additional shares to be issued.

          This Debenture shall be binding upon the Company's successors and assigns.

          This Debenture and the obligations hereunder shall be governed by and construed under the laws of the State of Iowa.

          This Debenture is one of the Debentures referred to in the Securityholders' Agreement of even date among the Company and certain of its securityholders, and is entitled to the benefits thereof and is subject to the restrictions therein. This Debenture is one of the Debentures referred to in the Guaranty of even date made by HON INDUSTRIES Inc. and is entitled to the benefits thereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date indicated below.

Dated: October 2, 1996

                                       HEATILATOR INC.


                                       By:
                                          ------------------------------

                                                                               4
                               CONVERSION NOTICE
                               -----------------


To:  Heatilator Inc.
     1915 West Saunders Street
     Mt. Pleasant, IA 52641
     Attention: President

     The undersigned holder of this Debenture hereby irrevocably exercises his option to convert this Debenture into shares of Common Stock of Heatilator Inc. in accordance with the terms of this Debenture, and directs that the shares issuable and deliverable upon the conversion, be issued and delivered to the registered holder hereof.


Dated:
      ----------------------------          -----------------------------------
                                                      Signature


Fill in for registration of                 (must conform in all respects
shares of Common Stock                      to name(s) of holder(s)
                                            appearing on face hereof).


                                               Signature guarantee
----------------------------------
      (Name of Holder)


----------------------------------          -----------------------------------
            (Address)                       (signature (s) must be
                                            guaranteed by a commercial bank
                                            or trust company or by a brokerage
                                            firm having a membership in one of
                                            the major stock exchanges)

----------------------------------
Please print name and address
(including zip code number)
                                            Social Security or Other
                                            Taxpayer Identifying Number

                                            -----------------------------------